Exhibit 99.1

INVESTOR RELATIONS:
John Merriwether, 866-248-3872
InvestorRelations@amctheatres.com

MEDIA CONTACTS:
Ryan Noonan, (913) 213-2183
rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC Entertainment Holdings, Inc. Previews Second Quarter 2017 Results, Announces Cost Reduction and Revenue Enhancement Initiatives, Issues Additional 2016 Pro Forma Financials and Provides Guidance for Full Year 2017

LEAWOOD, KANSAS - (August 1, 2017) — AMC Entertainment Holdings, Inc. (NYSE: AMC) (“AMC” or “the Company”) today announced the following:

Preview of Second Quarter 2017 Results

AMC previewed results for the second quarter ended June 30, 2017. The preliminary financial results are subject to finalization by the Company, including purchase accounting adjustments for acquisitions where the purchase price allocation is preliminary.

•                  AMC expects to report total revenues for the three months ended June 30, 2017, to be between $1,200 million and $1,204 million compared to $764.0 million for the three months ended June 30, 2016.

•                  The Company expects to report a net loss for the second quarter of 2017 of between $178.5 million and $174.5 million compared to net earnings of $24.0 million for the second quarter of 2016. Included in the net loss for the second quarter of 2017 is a $202.6 million pre-tax impairment charge related to AMC’s National CineMedia, LLC (NASDAQ: NCMI) (“NCM”) investment.  As previously disclosed on SEC Form 10-Q for the three-month period ended March 31, 2017, because the market value of our investment in NCM further declined significantly below our carrying value, the decline in value is considered other than temporary.   Due to the significant decline in value of the publicly quoted price per share of NCM, Inc., this impairment charge was recorded for all the units and shares owned in NCM.

•                  AMC expects to report a loss per diluted share for the second quarter 2017 of between $1.36 and $1.34 compared to diluted earnings per share of $0.24 for the second quarter 2016.

•                  The Company expects to report Adjusted EBITDA for the second quarter of 2017 of between $134.0 million and $136.0 million compared to $129.6 million in the same period a year ago.

Adjusted EBITDA is a non-GAAP financial measure, and a table reconciling expected net earnings to Adjusted EBITDA is included in this release.

AMC’s results also reflect industry box office trends. The North American industry box office for second quarter ended June 30, 2017, which includes Canada, decreased approximately 3.3%, and the U.S. industry box office declined approximately 4.4%, compared to the same period in 2016.

European box office trends improved in the countries served by AMC, growing by a double-digit percentage year-over-year. That growth did not produce as big a benefit as it might have otherwise, because the second quarter is seasonally often the smallest quarter of the year.

AMC expects to report its complete financial results for the second quarter ended June 30, 2017, after the market closes on Monday, August 7, 2017.  The Company will host a conference call for investors and interested parties at 4:00 p.m. CT/5:00 p.m. ET the same day. All interested parties are invited to access a live audio broadcast of the call via webcast. To listen to the conference call via the internet, please visit the investor relations section of the AMC website at www.investor.amctheatres.com for a link to the webcast. Investors and interested parties should go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

Cost Reduction/Revenue Enhancement Initiatives

Against the U.S. industry backdrop of a weaker than anticipated second quarter and estimates for a very challenging third quarter, the Company has embarked on a domestic cost reduction and revenue enhancement plan to better align operating expenses with theatre attendance in its markets and reduce general and administrative costs for the balance of 2017 and into 2018.

The company expects to achieve at least a $30 million adjusted EBITDA contribution from cost savings and revenue enhancements through the end of 2017 which will include strategic pricing, promotional incentives, adjusting scheduling practices, reductions in operating hours, staffing levels, and additional general operating expense line items.  The cost reduction initiatives affect both the Theatre Support Center based in Leawood, Kansas and AMC’s domestic theatre locations.

AMC began implementing the cost reduction initiatives in July 2017, and they will continue throughout the balance of the year.

Issuance of Additional Pro Forma Financials

Consistent with the Company’s previous commitment to provide comprehensive disclosure regarding its three recent acquisitions, additional information detailing select unaudited pro forma financial data for 2016 and the three month-period ended March 31, 2017, was furnished and filed on a Form 8-K dated August 1, 2017.  The Company believes the pro forma information provides a more comparable view of its results relative to prior periods. The select unaudited pro forma data for the periods combines the historical financial data of operations of AMC, Odeon, Carmike and Nordic, giving effect to the acquisitions, financings and theatre divestitures as if they had been completed on January 1, 2016.  The historical consolidated financial information for Odeon, Carmike and Nordic have been adjusted to comply with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), including the effects of purchase accounting. The classification of certain items presented by Odeon under UK Generally Accepted Accounting Practice (“UK GAAP”) has been modified in order to align with the presentation used by AMC under U.S.

GAAP.  The classification of certain items presented by Nordic under International Financial Reporting Standards (“IFRS”) has been modified in order to align with the presentation used by AMC under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts for Odeon and Nordic have also been translated to U.S. Dollars. The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what our results of operations would actually have been had the acquisitions occurred on the date indicated.  Please refer to the March 13, 2017, Form 8-K/A for additional information on pro forma financial statement adjustments.

Issuance of Full Year 2017 Guidance

Considering the complexity surrounding AMC’s three recent acquisitions, for the first time, the Company is announcing its outlook for fiscal 2017.  The Company does not intend to update this guidance or provide guidance for subsequent years beyond this outlook for fiscal 2017.

The 2017 guidance ranges are as follows:

2017 Guidance Ranges
Total Revenues	$5.10 to $5.23 billion
Net Loss	$150.0 to $125.0 million
Diluted loss per share	$1.17 to $0.97
Adjusted EBITDA	$860 to $900 million
Gross Capital Expenditures	$600 to $670 million
Net Capital Expenditures	$500 to $550 million
Total Attendance	350 to 360 million attendees
Total Average Screens	10,650 to 10,700 screens

This guidance reflects management’s estimates based solely upon information available to it as of the date of this press release.  The ranges provided constitute forward-looking statements, are subject to change, and actual results may differ from these estimates and such differences may be material.

The Company’s 2017 guidance contains a number of assumptions, including:

•                  2017 guidance anticipates the 2017 North American industry box office generates approximately $11.2 billion in revenues.

•                  2017 guidance includes the Company’s achieving its anticipated $30 million adjusted EBITDA contribution from cost reductions and revenue enhancements.

•                  2017 guidance includes no further impairment charges related to the NCM investment.

•                  2017 guidance includes cash distributions from non-consolidated entities.  These cash distributions are outside the Company’s control and are subject to variability.

•                  2017 guidance includes variability in tax rates based on the country mix of profit and loss before taxes.

Adjusted EBITDA is a non-GAAP financial measure, and a table reconciling expected net earnings to expected Adjusted EBITDA is included in this release.

Information Regarding Preliminary Results

The preliminary estimated financial information contained in this press release reflects management’s estimates based solely upon information available to it as of the date of this press release and is not a comprehensive statement of our financial results for the three months ended June 30, 2017. We have provided ranges for the preliminary estimated financial results described above primarily because our financial closing procedures for the three months ended June 30, 2017, are not yet complete and the impact of purchase accounting for acquisitions where the purchase price allocation is preliminary. The information presented above should not be considered a substitute for full unaudited financial statements for the three months ended June 30, 2017, once they become available and should not be regarded as a representation by us or our management as to our actual financial results for the three months ended June 30, 2017. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the U.S., in Europe and throughout the world with approximately 1,000 theatres and 11,000 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying more plush power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty program, web site and smart phone apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. AMC operates among the most productive theatres in the United States’ top markets, having the #1 or #2 market share positions in 22 of the 25 largest metropolitan areas of the United States, including the top three markets (NY, LA, Chicago). Through its Odeon subsidiary AMC operates in 14 European countries and is the # 1 theatre chain in UK & Ireland, Italy, Spain, Sweden, Finland and the Baltic States. www.amctheatres.com.

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com.  We routinely post information that may be important to investors in the Investor Relations section of our website, www.investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit www.investor.amctheatres.com  to sign up for E-mail Alerts.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: motion picture production and performance; AMC’s lack of control over distributors of films; intense competition in the geographic areas in which AMC operates; AMC’s ability to execute cost-cutting and revenue enhancement initiatives; box office performance through the remainder of 2017; increased use of alternative film delivery methods or other forms of entertainment; additional impairment related to AMC’s NCM investment; shrinking exclusive theatrical release windows; the performance of AMC’s non-consolidated entities;  international economic, political and other risks; risks and uncertainties relating to AMC’s significant indebtedness;  limitations on the availability of capital;  risks relating to AMC’s inability to achieve the expected benefits and performance from its recent acquisitions; AMC’s ability to comply with a settlement it entered into with the U.S. Department of Justice pursuant to which it agreed to divest theatres and divest holdings in National CineMedia, LLC; AMC’s ability to refinance its indebtedness on favorable terms; optimizing AMC’s theatre circuit through construction and the transformation of its existing theatres may be subject to delay and unanticipated costs;  failures, unavailability or security breaches of AMC’s information systems; risks relating to impairment losses and theatre and other closure charges; AMC’s ability to utilize net operating loss carryforwards to reduce its future tax liability; review by antitrust authorities in connection with acquisition opportunities; risks relating to unexpected costs or unknown liabilities relating to recently completed acquisitions; risks relating to the incurrence of legal liability; general political, social and economic conditions and risks, trends, uncertainties and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Annual Report on Form 10-K, filed with the SEC on March 10, 2017 and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

(tables follow)

Supplemental Non-GAAP Disclosures

Preliminary Operating Results Summary

(Dollars in millions, except per share amounts)

	AMC Entertainment Holdings, Inc. Reconciliation of Preliminary Adjusted EBITDA (Unaudited, dollars in millions) Three Months Ended June 30, 2017 (Preliminary Estimates)

			Three Months Ended
	Low	High	June 30, 2016
Reconciliation of Adjusted EBITDA:
Net Earnings (loss)	$(178.5)	$(174.5)	$24.0
Plus:
Income tax provision (benefit)	(104.5)	(115.8)	16.4
Interest expense	69.0	71.0	27.0
Depreciation and amortization	132.0	134.0	62.3
Certain operating expenses (2)	3.4	3.6	3.8
Equity in (earnings) losses of non-consolidated entities (3)	194.0	196.0	(11.8)
Cash distributions from non-consolidated entities (4)	2.0	2.4	0.6
Attributable EBITDA (5)	1.0	1.0	—
Investment expense	0.5	0.7	0.2
Other expense (income) (6)	—	2.0	(0.1)
General and administrative expense-unallocated:
Merger, acquisition and transaction costs (7)	11.3	11.6	5.5
Stock-based compensation expense (8)	3.8	4.0	1.7
Adjusted EBITDA (1)	$134.0	$136.0	$129.6

(1)         We present Adjusted EBITDA as a supplemental measure of our performance.  We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in international markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  Adjusted EBITDA is a non-U.S. GAAP financial measure commonly used in our industry and should not be construed as an alternative to net earnings as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with U.S. GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and estimate our value.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example,

Adjusted EBITDA:

•                  does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•                  does not reflect changes in, or cash requirements for, our working capital needs;

•                  does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•                  excludes income tax payments that represent a reduction in cash available to us;

•                  does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; and

•                  does not reflect the impact of divestitures that may be required in connection with recently completed acquisitions.

(2)         Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens including the related accretion of interest, non-cash deferred digital equipment rent, and disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature, include components of interest cost for the time value of money or are non-operating in nature.

(3)         Equity in (earnings) losses of non-consolidated entities includes an impairment of the Company’s investment in NCM of $202.6 million for the three months ended June 30, 2017. The impairment charge reflects recording our units and shares at the publicly quoted per share price on June 30, 2017 of $7.42 based on the company’s determination that the decline in the price per share during the quarter was other than temporary.

(4)         Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received.  We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

(5)         Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain international markets.  See below for a reconciliation of our equity earnings of non-consolidated entities to attributable EBITDA.  Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments.   We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.  As these investments relate only to our Nordic acquisition, this represents the first time we have made this adjustment and does not impact prior historical presentations of Adjusted EBITDA.

	AMC Entertainment Holdings, Inc.
	Reconciliation of Preliminary Attributable EBITDA
	(Unaudited, dollars in millions)
	Three Months Ended
	June 30, 2017 (Preliminary Estimates)		Three Months Ended
	Low	High	June 30, 2016
Reconciliation of preliminary attributable EBITDA:
Equity in (earnings) loss	$194.0	$196.0	$—
Less:
Equity in earnings (loss) International non-theatre JV’s	193.7	195.7	—
Equity in earnings (loss) International theatre JV’s	0.3	0.3	—

Income tax provision	—	—	—
Investment income	—	—	—
Interest expense	—	—	—
Depreciation and amortization	0.7	0.7	—
Attributable EBITDA	$1.0	$1.0	$—

(6)         Other (expense) income for the current year period includes foreign currency transaction gains, fees relating to third party fees paid related to amendment No. 3 to our Senior Secured Credit Agreement, and loss on the redemption of the Bridge Loan Facility.

(7)         Merger, acquisition and transition costs are excluded as it is non-operating in nature.

(8)         Non-cash or non-recurring expense included in General and Administrative: Other.

Supplemental Non-GAAP Disclosures

2017 Operating Results Guidance

(Dollars in millions, except per share amounts)

	AMC Entertainment Holdings, Inc.
	Reconciliation of Adjusted EBITDA Guidance
	(Unaudited, dollars in millions)
	Twelve Months Ended		Twelve Months
	December 31, 2017		Ended
	Low	High	December 31, 2016

Net Earnings (loss)	$(140.0)	$(120.0)	$115.9
Plus:
Income tax provision (benefit)	(87.0)	(95.0)	40.7
Interest expense	270.0	276.0	121.5
Depreciation amortization and impairment	535.0	545.0	273.7
Certain operating expenses (2)	20.0	25.0	20.1
Equity in (earnings) losses of non-consolidated entities (3)	154.0	161.0	(47.7)
Cash distributions from non-consolidated entities (4)	35.0	40.0	40.0
Attributable EBITDA (5)	3.0	5.0	—
Investment (income) expense	—	(10.0)	(10.2)
Other expense (income)	2.0	(3.0)	0.3
General and administrative expense-unallocated:
Merger, acquisition and transaction costs (6)	60.0	64.0	47.9
Stock-based compensation expense (7)	8.0	12.0	6.8
Adjusted EBITDA (1)	$860.0	$900.0	$609.0

(1)         We present Adjusted EBITDA as a supplemental measure of our performance.  We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in international markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  Adjusted EBITDA is a non-U.S. GAAP financial measure commonly used in our industry and should not be construed as an alternative to net earnings as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with U.S. GAAP).

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and estimate our value.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example,

Adjusted EBITDA:

•                  does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•                  does not reflect changes in, or cash requirements for, our working capital needs;

•                  does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•                  excludes income tax payments that represent a reduction in cash available to us;

•                  does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; and

•                  does not reflect the impact of divestitures that may be required in connection with recently completed acquisitions.

(2)         Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens including the related accretion of interest, non-cash deferred digital equipment rent, and disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature, include components of interest cost for the time value of money or are non-operating in nature.

(3)   Equity in (earnings) losses of non-consolidated entities includes an impairment of the Company’s investment in NCM of $202.6 million for the three months ended June 30, 2017. The impairment charge reflects recording our units and shares at the publicly quoted per share price on June 30, 2017 of $7.42 based on the company’s determination that the decline in the price per share during the quarter was other than temporary.

(4)         Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received.  We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

(5)         Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain international markets.  See below for a reconciliation of our equity earnings of non-consolidated entities to attributable EBITDA.  Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments.   We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.  As these investments relate only to our Nordic acquisition, this represents the first time we have made this adjustment and does not impact prior historical presentations of Adjusted EBITDA.

	AMC Entertainment Holdings, Inc.
	Reconciliation of Attributable EBITDA Guidance
	(Unaudited, dollars in millions)
	Twelve Months Ended
	December 31, 2017		Twelve Months Ended
	Low	High	December 31, 2016
Reconciliation of attributable EBITDA guidance:
Equity in (earnings) loss	$154.0	$161.0	$—
Less:
Equity in earnings (loss) non-theatre JV’s	153.5	159.0	—
Equity in earnings (loss) International theatre JV’s	0.5	2.0	—

Income tax provision	0.4	0.5	—
Investment income (expense)	(0.1)	—	—
Interest expense	0.4	0.5	—
Depreciation and amortization	1.8	2.0	—
Attributable EBITDA	$3.0	$5.0	$—

(6)         Merger, acquisition and transition costs are excluded as it is non-operating in nature.

(7)         Non-cash or non-recurring expense included in General and Administrative: Other.

###